UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): April 13, 2006

Advanced Power Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16047	93-0875072
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

405 S.W. Columbia Street

Bend, Oregon 97702

(Address of principal executive offices (Zip Code)

Registrant’s telephone number, including area code:

(541) 382-8028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTION

This Form 8-K is filed pursuant to Rules 165 and 425 promulgated under the Securities Act of 1933, as amended.  Pursuant to Rule 425, the Exhibit filed herewith and incorporated by reference shall be deemed filed with, rather than furnished to, the Securities and Exchange Commission (“SEC”).

Microsemi Corporation, a Delaware corporation (the “Registrant”) filed with the SEC a registration statement on Form S-4 (Reg. No. 333-130655) on March 23, 2006, and a prospectus on March 28, 2006, for the acquisition of Advanced Power Technology, Inc., a Delaware corporation (“APT”), to which the Exhibit filed herewith relates.  Before you take any action, you should read the prospectus and the registration statement and other documents the Registrant or APT has filed with the SEC. You may get these documents for free by visiting EDGAR on the SEC Web Site at www.sec.gov.  Alternatively, APT will arrange to send you the prospectus if you request it by calling (541) 382-8028.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events

On April 13, 2006, Advanced Power Technology, Inc. (“APT”) caused to be mailed a Notice of Dissenters’ Appraisal Rights to holders of record of its Common Stock as of March 3, 2006.  A copy of the Notice from APT is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Notice to Holders of APT Common Stock of Dissenters’ Appraisal Rights.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, APT has duly caused this report to be signed on its behalf by the undersigned; hereunto duly authorized this 13th day of April, 2006.

ADVANCED POWER TECHNOLOGY, INC.

BY:	/s/ GREG M. HAUGEN
Greg M. Haugen
Vice President, Finance and Administration
Chief Financial Officer and Secretary
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice to Holders of APT Common Stock of Dissenters’ Appraisal Rights.